                                                                   Exhibit 99.01


                            DISTRIBUTION AGREEMENT

                                    BETWEEN

                       CHOICE HOTELS INTERNATIONAL, INC.

                (TO BE RENAMED SUNBURST HOSPITALITY CORPORATION)

                                      AND

                        CHOICE HOTELS FRANCHISING, INC.

               (TO BE RENAMED CHOICE HOTELS INTERNATIONAL, INC.)

                                  DATED AS OF


                                OCTOBER 15, 1997

                             DISTRIBUTION AGREEMENT

        This DISTRIBUTION AGREEMENT (this "Agreement") is made as of this 15th day of October, 1997 between Choice Hotels International, Inc., a Delaware corporation, to be renamed Sunburst Hospitality Corporation ("Choice") and Choice Hotels Franchising, Inc., a Delaware corporation and wholly owned subsidiary of Choice, to be renamed Choice Hotels International, Inc. ("Franchising").

                                    RECITALS
                                    --------

        WHEREAS, Choice, directly and through subsidiaries, (i) acquires, develops and owns hotels in the United States and engages in activities related thereto (the "Real Estate Group Business"); (ii) owns and operates 14 hotels in France, Germany and the United Kingdom and holds an equity ownership interest in Friendly Hotel PLC, a corporation formed under the laws of the United Kingdom (the "European Hotel Business") and (iii) franchises hotels under the Clarion, Quality, Comfort, Sleep Inn, Rodeway, Econo Lodge and Mainstay brands (the "Choice Brands") and provides various services for its franchisees to strengthen the Choice Brands, including the operation of a national reservations system for the Choice Brands and the conducting of advertising and marketing activities on behalf of franchisees of the Choice Brands (the "Franchising Business").


        WHEREAS, Choice conducts the Franchising Business through Franchising and its Subsidiaries;

        WHEREAS, the Board of Directors of Choice has determined that it is in the best interest of Choice and the stockholders of Choice to separate the Franchising Business and the European Hotel Business from the Real Estate Group Business through the distribution (the

"Distribution") to the holders of Choice Common Stock (as defined herein) all of the outstanding shares of Franchising Common Stock (as defined herein).

        WHEREAS, in order to effect such separation, Choice will transfer to Franchising prior to the Distribution, the capital stock of the European Hotel Subsidiary and certain other assets and liabilities relating principally to the Franchising Business and the European Hotel Business, the Franchising Group and the European Hotel Subsidiary not currently held by Franchising or a Franchising Group Subsidiary and Franchising will transfer to Choice any assets and liabilities relating principally to the Real Estate Group Business or the Real Estate Group Subsidiaries not currently held by Choice or a Real Estate Group Subsidiary, if any, (the "Preliminary Transfers").

        WHEREAS, in connection with the Distribution, Choice and Franchising have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution, and to set forth the agreements that will govern certain matters following the Distribution.

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                      I.
                                  DEFINITIONS

        Section 1.01.  General.
                       -------
        As used in this Agreement, the following terms shall have the following meanings:

        Action:  Any action, claim, suit, arbitration, inquiry, proceeding or
        ------
investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

        Affiliate:  With respect to any specified Person, any other Person
        ---------
directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Affiliates of Choice shall not include Franchising, the Franchising Group Subsidiaries or any other Person which otherwise would be an Affiliate of Choice solely by reason of Choice's ownership of the capital stock of Franchising prior to the Distribution or the fact that any officer or director of Choice or any of the Real Estate Subsidiaries shall also serve as an officer or director of Franchising or any of the Franchising Group Subsidiaries, and (ii) the Affiliates of Franchising shall not include Choice, the Real Estate Group Subsidiaries, or any other Person which otherwise would be an Affiliate of Franchising solely by reason of Choice's ownership of the capital stock of Franchising prior to the Distribution or the fact that any officer or director of Franchising or any of the Franchising Group Subsidiaries shall also serve as an officer or director of Choice or any of the Real Estate Group Subsidiaries.

        Agent:  ChaseMellon Shareholder Services, L.L.C., as distribution agent
        -----
appointed by Choice to distribute the Franchising Common Stock pursuant to the Distribution.

        Assumed Financing Obligations:  The Financing Obligations of Choice
        -----------------------------
and its Subsidiaries which are to be assumed by Franchising in connection with the Distribution.

        Choice Amended Certificate:  The Amendment to the Restated Certificate
        --------------------------
of Incorporation of Choice for the purpose of, among other things, changing the name of Choice to "Sunburst Hospitality Corporation."

        Choice Board:  The Board of Directors of Choice as it is constituted
        ------------
prior to the Distribution Date.

        Choice Common Stock:  The common stock, par value $.01 per share, of
        -------------------
Choice.

        CMBS Properties:  The properties set forth on Schedule 1.01(b) hereto.
        ---------------

        Commission:  The Securities and Exchange Commission.
        ----------

        Conveyancing and Assumption Instruments:  Collectively, the various
        ---------------------------------------
agreements, instruments and other documents to be entered into to effect the Preliminary Transfers and the assignment of assets and the assumption of Liabilities contemplated by this Agreement and the Related Agreements in the manner contemplated herein and therein.agreements,

        Distribution Date:  The date determined by the Choice Board as the
        -----------------
date on which the Distribution shall be effected, which Distribution Date is contemplated by the Choice Board to occur on or about October 15, 1997.

        Distribution Record Date:  The date established by the Choice Board as
        ------------------------
the date for taking a record of the Holders of record of Choice Common Stock entitled to participate in the Distribution, which Distribution Record Date has been established as October 7, 1997, subject to the fulfillment on or before such date of certain conditions to the Distribution as provided in Section 4.02.

        Employee Benefits Administration Agreement:  The Employee Benefits
        ------------------------------------------
Administration Agreement between Franchising and Choice, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit A.

        Employee Benefits Allocation Agreement:  The Employee Benefits and Other
        --------------------------------------
Employment Matters Allocation Agreement between Franchising and Choice, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit B.

        Exchange Act:  The Securities Exchange Act of 1934, as amended.
        ------------

        European Hotel Subsidiary:  Quality Hotels of Europe, Inc., a Delaware
        -------------------------
corporation and direct, wholly owned subsidiary of Choice.

        Financing Obligations:  All (i) indebtedness for borrowed money, (ii)
        ---------------------
obligations evidenced by bonds, notes, debentures or similar instruments, (iii) obligations under capitalized leases and deferred purchase arrangements, (iv) reimbursement or other obligations relating to letters of credit or similar arrangements, and (v) obligations to guarantee, directly or indirectly, any of the foregoing types of obligations on behalf of others.

        Form 10:  The Registration Statement on Form 10 under the Exchange Act
        -------
with respect to the Franchising Common Stock.

        Franchising Board:  The Board of Directors of Franchising.
        -----------------

        Franchising Books and Records:  The books and records (including
        -----------------------------
computerized records) of Franchising and the Franchising Group Subsidiaries and any other books and records of Choice's Subsidiaries which relate principally to the Franchising Group, are necessary to conduct the Franchising Group Business, or are required by law to be retained by Franchising or a Franchising Group Subsidiary, including, without limitation, (i) all such books and records relating to Franchising Group Employees, (ii) all files relating to any Action being assumed by Franchising as part of the Franchising Group Liabilities, and (iii) original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Franchising, the Franchising Group Subsidiaries or the Franchising Group Business (but not including the Choice Books and Records, provided that Franchising shall have access to, and have the right to obtain duplicate copies of, the Choice Books and Records which pertain to the Franchising Group Business in accordance with the provisions of Article
VII).

        Franchising Bylaws:  The Restated Bylaws of Franchising, substantially
        ------------------
in the form of Exhibit C, to be in effect at the Distribution Date.

        Franchising Certificate:  The Restated Certificate of Incorporation of
        -----------------------
Franchising, substantially in the form of Exhibit D, to be in effect at the Distribution Date.

        Franchising Common Stock:  The common stock, $.01 par value per share,
        ------------------------
of Franchising.

        Franchising Group:  Franchising and the Franchising Group Subsidiaries,
        -----------------
collectively.

        Franchising Group Assets:  (i) All outstanding capital stock of the
        ------------------------
Franchising Group Subsidiaries; (ii) the Franchising Books and Records; (iii) the rights of an insured under the Shared Policies; (iv) all of the assets expressly to be retained by, or assigned or allotted to, Franchising or any of the Franchising Group Subsidiaries under this Agreement or the

Related Agreements; and (v) any other assets of Choice and its Subsidiaries used principally in the Franchising Group Business.

        Franchising Group Business:  The Franchising Business and the European
        --------------------------
Hotel Business, each as referenced in the recitals to this Agreement.

        Franchising Group Employees:  The meaning specified in the Employee
        ---------------------------
Benefits Allocation Agreement.

        Franchising Group Liabilities:  (i) All of the Liabilities of the
        -----------------------------
Franchising Group under, or to be retained or assumed by Franchising or any of the Franchising Group Subsidiaries pursuant to, this Agreement or any of the Related Agreements, including, without limitation, liabilities arising under the securities or blue sky laws of the United States or of states or other political subdivisions of the United States in connection with or related to, information contained in or omitted from the Form 10 or the Proxy Statement; (ii) all Liabilities constituting accounts payable of Choice and its Subsidiaries as of the Distribution Date to the extent assumed by Franchising as provided in
Section 3.03; (iii) all Liabilities for payment of outstanding drafts of Choice and its Subsidiaries existing as of the Distribution Date, other than drafts drawn on Retained Cash Accounts; (iv) the Assumed Financing Obligations; (v) all Liabilities of Franchising and the Franchising Group Subsidiaries, other than Liabilities transferred to Choice or to any Real Estate Group Subsidiary in connection with the Distribution; and (vi) all other Liabilities arising out of, or in connection with, any of the Franchising Group Assets or the Franchising Group Business; provided, however, that the Franchising Group Liabilities shall
                --------  -------
not include (i) any Financing Obligations of Choice or the Real Estate Group Subsidiaries other than the Assumed Financing Obligations; and (ii) all claims, losses, damages, demands, costs, expenses or Liabilities for any Tax (which shall be governed by Sections 5.06, 6.05 and 9.02 hereof and by the Tax Sharing Agreement).

        Franchising Group Subsidiaries:  All Subsidiaries of Franchising and the
        ------------------------------
European Hotel Subsidiary.

        GAAP:  Generally accepted accounting principles.
        ----

        Holders:  The holders of record of Choice Common Stock as of the
        -------
Distribution Record Date.

        Insurance Administration:  With respect to each Policy (including Self
        ------------------------
Insurance Programs), shall include, but not be limited to, the accounting for premiums retrospectively rated premiums, defense costs, adjuster's fees, indemnity payments, deductibles and retentions as appropriate under the terms and conditions of each of the Policies; and the reporting to primary and excess insurance carriers of any losses or claims in accordance with Policy provisions, and the distribution of Insurance Proceeds as contemplated by this Agreement.

        Insurance Proceeds:  Those moneys (i) received by an insured from an
        ------------------
insurance carrier or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustment, retrospectively rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of such insured.

        Insured Claims:  Those Liabilities that, individually or in the
        --------------
aggregate, are covered within the terms and conditions of any of the Policies, whether or not subject to deductibles, co-insurance, uncollectability or retrospectively rated premium adjustments, but only to the extent that such Liabilities are within applicable Policy limits, including aggregates.

        IRS:  The Internal Revenue Service.
        ---

        IRS Ruling:  The letter ruling issued by the IRS in response to the
        ----------
Ruling Request.

        Liabilities:  Any and all debts, liabilities and obligations, absolute
        -----------
or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

        Manor Care:  Manor Care, Inc., a Delaware corporation.
        ----------

        Manor Care Agreements:  Collectively, the (i) Employee Benefits and
        ---------------------
Other Matters Allocation Agreement dated as of November 1, 1996 between Choice and Manor Care; (ii) Employee Benefits Administration Agreement dated as of November 1, 1996 between Choice and Manor Care; (iii) Corporate Services Agreement dated as of November 1, 1996 between Choice and Manor Care; (iv) Risk Management Services Agreement dated as of November 1, 1996 between Choice and Manor Care; and (v) Gaithersburg Lease Agreement dated as of November 1, 1996 between Choice and Manor Care.

        Manor Care Distribution Agreement:  The Distribution Agreement dated
        ---------------------------------
October 31, 1996, by and between Choice and Manor Care.

        New Agreements:  The Employee Benefits Allocation Agreement; Employee
        --------------
Benefits Administration Agreement; Noncompetition Agreement; Strategic Alliance Agreement; Tax Sharing Agreement; and Tax Administration Agreement.

        Noncompetition Agreement:  The Noncompetition Agreement between
        ------------------------
Franchising and Choice, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit E.

        Omnibus Amendment and Guaranty:  The Omnibus Amendment and Guaranty to
        ------------------------------
be entered into among Manor Care, Choice and Franchising in connection with the Distribution, substantially in the form attached hereto as Exhibit F.

        Person:  Any individual, corporation, partnership, association, trust,
        ------
estate or other entity or organization, including any governmental entity or authority.

        Policies:  Insurance policies and insurance contracts of any kind
        --------
relating to the Franchising Group Business or the Real Estate Group Business as conducted prior to the Distribution Date, including without limitation primary and excess policies, comprehensive general liability policies, automobile, aircraft, workers' compensation, property insurance, crime insurance and boiler and machinery insurance policies and self-insurance and captive insurance company arrangements, together with the rights and benefits thereunder.

        Privileged Information:  All information as to which Choice,
        ----------------------
Franchising or any of their Subsidiaries are entitled to assert the protection of a Privilege.

        Privileges:  All privileges that may be asserted under applicable law
        ----------
including, without limitation, privileges arising under or relating to the attorney-client relationship (including but not limited to the attorney-client and work product privileges), the accountant-client privilege, and privileges relating to internal evaluative processes.

        Proxy Statement:  The Proxy Statement complying with Regulation 14A
        ---------------
under the Exchange Act dated August 15, 1997 circulated to the stockholders of Choice for purposes of soliciting proxies approving the Distribution and certain related matters.

        Real Estate Books and Records:  The books and records (including
        -----------------------------
computerized records) of Choice and the Real Estate Group Subsidiaries and any other books and records of Choice's Subsidiaries which relate principally to the Real Estate Group, are necessary to conduct the Real Estate Group Business or are required by law to be retained by Choice or a Real Estate Group Subsidiary, including, without limitation, (i) all such books and records relating to Real Estate Group Employees, (ii) all files relating to any Action being retained or assumed by Choice as part of the Real Estate Group Liabilities, and (iii) original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Choice, the Real Estate Group Subsidiaries or the Real Estate Group Business (but not including the Franchising Books and Records, provided that Choice shall have access to, and shall have the right to obtain duplicate copies of, the Franchising Books and Records in accordance with the provisions of Article VII).

        Real Estate Group:  Choice and the Real Estate Group Subsidiaries,
        -----------------
collectively.

        Real Estate Group Assets:  The assets of Choice and the Real Estate
        ------------------------
Group Subsidiaries including, without limitation, (i) the capital stock of the Real Estate Group Subsidiaries; (ii) the Choice Books and Records; (iii) the rights of an insured under the Shared Policies; (iv) all of the assets expressly to be retained by, or assigned or allocated to, Choice or any of the Real Estate Group Subsidiaries under this Agreement or the Related Agreements; and (v) any other assets of Choice and its Subsidiaries not constituting Franchising Group Assets.

        Real Estate Group Business:  The business conducted by the Real Estate
        --------------------------
Group, as referenced in the recitals to this Agreement.

        Real Estate Group Employees:  The meaning specified in the Employee
        ---------------------------
Benefits Allocation Agreement.

        Real Estate Group Liabilities:  (i) All of the Liabilities of Choice
        -----------------------------
and the Real Estate Group Subsidiaries under, or to be retained or assumed by Choice or any of the Real Estate Group Subsidiaries pursuant to, this Agreement or any of the Related Agreements; (ii) any Financing Obligations of Choice and its Subsidiaries not constituting Franchising Group Liabilities; (iii) all Liabilities transferred to Choice or the Real Estate Group Subsidiaries in connection with the Distribution; (iv) all claims, losses, damages, demands, costs, expenses or Liabilities for any Tax (which shall be governed by Sections 5.06, 6.05 and 9.02 hereof and by the Tax Sharing Agreement); (v) all other Liabilities arising out of, or in connection with, any of the Real Estate Group Assets or the Real Estate Group Business; and (vi) to the extent not otherwise provided for, all other Liabilities of Choice and its Subsidiaries not constituting Franchising Group Liabilities.

        Real Estate Group Subsidiaries:  All Subsidiaries of Choice, except
        ------------------------------
Franchising and the Franchising Group Subsidiaries.

        Related Agreements:  All of the agreements, instruments, understandings,
        ------------------
assignments or other arrangements set forth in writing, which are entered into in connection with the transactions contemplated hereby, including, without limitation: the Conveyancing and Assumption Instruments, the Omnibus Amendment and Guaranty, and the New Agreements.

        Retained Cash Accounts:  The bank accounts set forth on Schedule 2.07
        ----------------------
hereto, which accounts are in the name of First Choice Properties Corporation.

        Ruling Request:  The private letter ruling request filed by Choice
        --------------
with the Internal Revenue Service on March 24, 1997, as supplemented and amended from time to time, with respect to certain tax matters relating to the Distribution.

        Self Insurance Programs:  Those self insured programs maintained by
        -----------------------
Choice prior to the Distribution for the benefit of its employees, properties and Franchising businesses, including without limitation such programs that utilize "fronted policies."

        Shared Policies:  All Policies, current or past, which are owned or
        ---------------
maintained by or on behalf of Choice and Franchising or any of their Subsidiaries or their respective predecessors which relate to the Real Estate Group Business and the Franchising Group Business, including Self Insurance Programs.

        Strategic Alliance Agreement:  The Strategic Alliance Agreement to be
        ----------------------------
entered into between Choice and Franchising substantially in the form attached hereto as Exhibit G.

        Subsidiary:  With respect to any Person, (a) any corporation of which
        ----------
at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any corporate or non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more

Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has an ownership interest and which is included in the consolidated financial reports of such Person consistent with generally accepted accounting principles.

        Tax:  The meaning set forth in the Tax Sharing Agreement.
        ---

        Tax Administration Agreement:  The Tax Administration Agreement
        ----------------------------
between Choice and Franchising pursuant to which such parties will provide to the other certain tax administration services after the consummation of the Distribution, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit H.

        Tax Sharing Agreement:  The Tax Sharing Agreement between Choice and
        ---------------------
Franchising pursuant to which such parties will provide for the allocation of certain tax liabilities after the consummation of the Distribution, which agreement shall be entered into on or prior to the Distribution Date in substantially in the form attached hereto as Exhibit I.

        Section 1.02.    Terms Defined Elsewhere in Agreement.
                         -------------------------------------

Each of the following terms is defined in the Section set forth opposite such term:

        Term                                Section
        -------------------------           --------
        Choice                              Recitals
        Choice Brands                       Recitals
        Choice Indemnitees                  5.01
        Choice Payables                     3.03
        Committee                           9.14
        Consents                            4.01
        Distribution                        Recitals
        Dispute                             9.14
        Franchising                         Recitals
        Franchising Business                Recitals
        Franchising Equity                  3.03
        Franchising Indemnities             5.01
        Indemnifiable Loss                  5.01


        Term                                Section
        -------------------------           --------
        Indemnifying Party                  5.03
        Indemnified Person                  5.03
        Information                         7.02
        Insurance Charges                   8.03
        Preliminary Transfers               Recitals
        Real Estate Group                   Recitals
        Term Note                           3.02
        Third -Party Claim                  5.04
        Transaction Taxes                   6.05

                                     II.
                              TRANSFER OF ASSETS
                              ------------------

        Section 2.01. Transfer of Assets to Franchising.
                      ---------------------------------

        Prior to the Distribution Date, Choice shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Franchising or the Franchising Group Subsidiary designated by Franchising, of all of Choice's and Real Estate Subsidiaries' right, title and interest in any Franchising Group Assets held, on or prior to the Distribution Date, by Choice or any Real Estate Group Subsidiary.

        Section 2.02. Transfers of Assets from Franchising Group Subsidiaries
                      -------------------------------------------------------
to Choice or Real Estate Group Subsidiaries.
-------------------------------------------

        Prior to the Distribution Date, Franchising shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Choice or the Real Estate Subsidiary designated by Choice, of all of Franchising's and the Franchising Group Subsidiaries' right, title and interest in any Real Estate Group Assets held, on or prior to the Distribution Date, by Franchising or any of the Franchising Group Subsidiaries.

        Section 2.03. Transfers Not Effected Prior to the Distribution.
                      ------------------------------------------------

        To the extent that any transfers contemplated by this Article II shall not have been fully effected on the Distribution Date, the parties shall cooperate to effect such transfers as promptly as shall be practicable following the Distribution Date. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of law cannot betransferred or assumed; provided, however, that Choice and Franchising and their respective
         --------  -------
Subsidiaries and Affiliates shall cooperate in seeking to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this Article II. In the event that any such transfer of assets or Liabilities has not been consummated effective as of the Distribution Date, the party retaining such asset or Liability shall thereafter hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) and retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, and take such other actions as may be reasonably required in order to place the parties, insofar as reasonably possible, in the same position as would have existed had such asset been transferred or such Liability been assumed as contemplated hereby. As and when any such asset or Liability becomes transferable, such transfer and assumption shall be effected forthwith. The parties agree that, except as set forth in this Section 2.03, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incidental thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incidental thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

        Section 2.04. Cooperation Re:  Assets.
                      -----------------------

        In the case that at any time after the Distribution Date, Franchising reasonably determines that any of the Real Estate Group Assets are essential for the conduct of the Franchising Group Business, or Choice reasonably determines that any of the Franchising Group Assets are essential for the conduct of the Real Estate Group Business, and the nature of such assets makes it impracticable for Franchising or Choice, as the case may be, to obtain substitute assets or to make alternative arrangements on commercially reasonable terms to conduct their respective businesses, and reasonable provisions for the use thereof are not already included in the Related Agreements, then Franchising (with respect to the Franchising Group Assets) and Choice (with respect to the Real Estate Group Assets) shall cooperate to make such assets available to the other party on commercially reasonable terms, as may be reasonably required for such party to maintain normal business operations. However, (i) the usage of such assets by the other party shall not materially interfere with the use of such assets by the party holding such assets, and (ii) such assets shall be required to be made available only until such time as the other party may reasonably obtain substitute assets or make alternative arrangements on commercially reasonable terms to permit it to maintain normal business operations.

        Section 2.05. No Representations or Warranties; Consents.
                      ------------------------------------------

        Each of the parties hereto understands and agrees that no party hereto is, in this Agreement, in any Related Agreement, or otherwise, representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party or (ii) as to the legal sufficiency to convey title to any asset transferred pursuant to this Agreement or any Related Agreement. It is also agreed and understood that there are no warranties, express or implied, as to the merchantability or fitness of any of the assets either transferred to or retained by the parties, as the case may be, and all such assets shall be "as is, where is" and "with all faults" provided, however, that the absence of warranties shall have no effect upon the allocation of Liabilities under this Agreement. Each party hereto understands and agrees that no party hereto is, in this Agreement, in any Related Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement, any Related Agreement or otherwise will satisfy the provisions of any or all applicable laws or judgments or other instruments or agreements relating to such assets. Notwithstanding the foregoing, the parties shall use their good faith efforts to obtain all consents and approvals, to enter into all reasonable amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the transactions contemplated by this Agreement and the Related Agreements, and shall take all such further reasonable actions as shall be reasonably necessary to preserve for each of the Franchising Group and the Real Estate Group, to the greatest extent feasible, the economic and operational benefits of the allocation of assets and liabilities provided for in this Agreement. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

        Section 2.06. Conveyancing and Assumption Instruments.
                      ---------------------------------------

        In connection with the Preliminary Transfers described in Article II and
Article III hereof, and the assignment of assets and the assumption of Liabilities contemplated by any

Related Agreements, the parties shall execute, or cause to be executed by the appropriate entities, the Conveyancing and Assumption Instruments in such forms as the parties shall reasonably agree. The transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation or other legal entities involved and, to the extent required by applicable law, by notation on public registries.

        Section 2.07. Cash Allocation; Cash Management.
                      --------------------------------

        (a)  Cash Allocation on the Distribution Date.  The allocation between
             ----------------------------------------
Choice and Franchising of all domestic and international cash bank balances, short-term investments and outstanding checks and drafts of Choice and its Subsidiaries recorded per the books of Choice and its Subsidiaries shall be in accordance with the following:

                  (i) all cash received in, and deposits of cash, checks, drafts or short-term investments made to, depository accounts, other than the Retained Cash Accounts, as of the close of business on the Distribution Date shall be remitted to Franchising; and



                  (ii) all cash in, and deposits of cash, checks, drafts or short-term investments made to the Retained Cash Accounts, including deposits held with respect to any Real Estate Group Asset, as of the close of business on the Distribution Date shall remain with Choice and the Real Estate Group Subsidiaries.

        (b)  Cash Management After the Distribution Date.  All petty cash,
             -------------------------------------------
depository and disbursement accounts of Choice (other than the Retained Cash Accounts) on the

Distribution Date shall be transferred to Franchising after the allocations are made pursuant to this Section 2.07. Choice shall retain the Retained Cash Accounts and shall establish and maintain a separate cash management system and accounting records with respect to the Real Estate Group Business effective as of 12:01 a.m. New York time on the day following the Distribution Date.

        (c) For purposes of this Section 2.07, the parties contemplate that the Franchising Group Business and the Real Estate Group Business, including, but not limited to, the administration of accounts payable and accounts receivable, will be conducted in the ordinary course of business and consistent with past practice prior the Distribution Date.

        (d) For purposes of this Section 2.07, any Dispute shall be resolved in accordance with Section 9.14 hereof.

        Section 2.08. Agreements Between Choice and Franchising.
                      -----------------------------------------

        On or prior to the Distribution Date, Choice and Franchising shall enter into the New Agreements.

        Section 2.09. Agreements Between Choice and/or Franchising and
                      ------------------------------------------------
Manor Care.
----------

        On or prior to the Distribution Date, Choice and/or Franchising and Manor Care, as appropriate, shall enter into the Omnibus Amendment and Guaranty.


                                     III.
                  ASSUMPTION AND SATISFACTION OF LIABILITIES
                  ------------------------------------------

        Section 3.01. Assumption and Satisfaction of Liabilities.
                      ------------------------------------------

        Except as set forth in one or more of the Related Agreements, effective as of and after the Distribution Date, (a) Franchising shall, and/or shall cause the Franchising Group Subsidiaries to, assume, pay, perform and discharge in due course all of the Franchising Group

Liabilities, and (b) Choice shall, and/or shall cause the Real Estate Group Subsidiaries to, assume, pay, perform and discharge in due course all of the Real Estate Group Liabilities.

        Section 3.02 Intercompany Indebtedness.
                     -------------------------

        On the Distribution Date, Franchising will loan to Choice $115,000,000 which will be evidenced by a subordinated note (the "Term Note") from Choice to Franchising with an aggregate principal amount of $115,000,000 and a maturity date of five years. The Term Note will accrue interest at a rate equal to 500 basis points above the interest rate on a 5-year U.S. Treasury Note, with such rate to be fixed on the Distribution Date.

        Section 3.03 Allocation of Accounts Payable
                     ------------------------------

        Franchising will be responsible for assuming all Liabilities constituting accounts payable of Choice and its Subsidiaries as of the Distribution Date (other than those relating to the CMBS Properties) (the "Choice Payables"), so long as such assumption would not cause the shareholders' equity of Franchising as of the Distribution Date (as determined in accordance with GAAP) (the "Franchising Equity") to be less than $40,000,000. In the event that such assumption would cause the Franchising Equity to be less than $40,000,000, Choice shall retain Choice Payables to the extent necessary to cause the Franchising Equity to be $40,000,000. The parties recognize that it may not be possible to determine the Choice Payables and the Franchising Equity on the Distribution Date. Accordingly, the parties will estimate Choice Payables and Franchising Equity as of September 30, 1997, and, within 30 days of the Distribution Date, agree upon a final determination of Choice Payables and Franchising Equity. In the event that, based on such determination, either Choice or Franchising assumed more than its proper share of Choice Payables on the Distribution Date, the excess amount assumed by such party shall be reflected as a receivable to such party and a payable by the other party on the Distribution Date. Any such receivable/payable shall be paid as soon as reasonably practicable.


                                     IV.
                               THE DISTRIBUTION
                               ----------------

        Section 4.01. Cooperation Prior to the Distribution.
                      -------------------------------------

        (a) Franchising and Choice shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof which are appropriate to reflect the establishment of, or amendments to, any employee benefit plans and other plans contemplated by the Employee Benefits Allocation Agreement.

        (b) Franchising and Choice shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement and the Related Agreements.

        (c) Franchising and Choice shall use all reasonable efforts to obtain any third-party consents or approvals necessary or desirable in connection with the transactions contemplated hereby ("Consents") .
                                       --------

        (d) Franchising and Choice will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable law, to consummate the transactions contemplated under this Agreement and the Related Agreements.

        Section 4.02.  Choice Board Action; Conditions Precedent to the
                       ------------------------------------------------
                       Distribution.
                       ------------

        The Choice Board shall, in its sole discretion, establish the Record Date and the

Distribution Date and any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall have been satisfied:

                (i) the transactions contemplated in Article II and Article III shall have been consummated in all material respects;

                (ii) the Franchising Board, comprised as contemplated by Section 6.01, shall have been elected by Choice, as sole stockholder of Franchising, and the Franchising Certificate and Franchising Bylaws shall have been adopted and shall be in effect;

                (iii) the Ruling Request shall have been granted in form and substance satisfactory to the Choice Board, in its sole discretion and the representations made to the IRS therein shall be true in all material respects;

                (iv) the Form 10 shall have been declared effective by the Commission;

                (v) Franchising and Choice shall have entered into the Related Agreements to which they are a party and each of the transactions contemplated by the Related Agreements to be consummated on or prior to the Distribution Date shall have been consummated;

                (vi) all necessary regulatory approvals and consents of third parties shall have been received;

                (vii) Franchising shall have obtained, or Choice shall have obtained for Franchising, insurance (or binders therefor) providing coverage to Franchising similar to the coverage provided by insurance in place prior to the Distribution Date; and,

                (viii) financing arrangements with respect to Choice and Franchising satisfactory to the Choice Board in its sole discretion shall be in place.

provided, however, that (x) any such condition may be waived by the Choice Board
--------  -------
in its sole discretion, and (y) the satisfaction of such conditions shall not create any obligation on the part of Choice or any other party hereto to effect the Distribution or in any way limit Choice's power of termination set forth in
Section 9.08 or alter the consequences of any such termination from those specified in such Section.

        Section 4.03. The Distribution.
                      ----------------

        On the Distribution Date, or as soon thereafter as practicable, subject to the conditions and rights of termination set forth in this Agreement, Choice shall deliver to the Agent a share certificate representing all of the then outstanding shares of Franchising Common Stock owned by Choice, endorsed in blank, and shall instruct the Agent to distribute to each Holder, on or as soon as practicable following the Distribution Date, a certification, or if requested by such Holder, a certificate, representing one share of Franchising Common Stock for each share of Choice Common Stock so held. Franchising agrees to provide all share certificates that the Agent shall require in order to effect the Distribution.

                                      V.
                                INDEMNIFICATION
                                ---------------

        Section 5.01. Indemnification by Choice.
                      -------------------------

        Except as otherwise expressly set forth in a Related Agreement, Choice shall indemnify, defend and hold harmless Franchising and each of the Franchising Group Subsidiaries, and each of their respective directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "Franchising Indemnitees")
                                                     -----------------------
from and against any and all losses, Liabilities, damages and expenses (including, without limitation, the reasonable costs and expenses of investigation and reasonable attorney's fees and expenses in connection with any or all such investigations or any and all Actions, or threatened Actions) (collectively, "Indemnifiable Losses" and, individually, an "Indemnifiable
                --------------------                         -------------
Loss") incurred or suffered by any of the Franchising Indemnitees and arising
----
out of or due to the failure or alleged failure of Choice, any Real Estate Group Subsidiary, or any of their Affiliates to pay, perform or otherwise discharge in due course any of the Real Estate Group Liabilities or comply with the provisions of Section 6.04. To the extent that counsel is provided to Franchising under this Indemnification, such counsel shall be selected by Choice and such counsel may include its in-house corporate counsel.

        Section 5.02. Indemnification by Franchising.
                      ------------------------------

        Except as otherwise expressly set forth in a Related Agreement, Franchising shall indemnify, defend and hold harmless Choice and each of the Real Estate Group Subsidiaries, and each of their respective directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "Choice Indemnitees") from
                                                     ------------------
and against any and all Indemnifiable Losses incurred or suffered by any of the Choice Indemnitees and arising out of or due to the failure or alleged failure of Franchising, any Franchising Group Subsidiaries, or any of their Affiliates to pay, perform or otherwise discharge in due course any of the Franchising Group Liabilities or comply with the provisions of Section 6.04. To the extent that counsel is provided to Choice under this Indemnification, such counsel shall be selected by Franchising and such counsel may include its in-house corporate counsel.

        Section 5.03. Insurance Proceeds.
                      ------------------

        The amount which any party (an "Indemnifying Party") is or may be
                                        ------------------
required to pay to any other Person (an "Indemnified Person") pursuant to
                                         ------------------
Section 5.01 or Section 5.02 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnified Person in reduction of the related Indemnifiable Loss. If an Indemnified Person shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds, or other amounts in respect of such Indemnifiable Loss as specified above, then such Indemnified Person shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received.



        Section 5.04. Procedure for Indemnification.
                      -----------------------------

        (a) Except as may be set forth in a Related Agreement, if an Indemnified Person shall receive notice or otherwise learn of the assertion by a Person (including, without limitation, any governmental entity) who is not a party to this Agreement or to any of the Related Agreements of any claim or of the commencement by any such Person or its Affiliate of any Action with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement (a "Third-Party Claim"), such Indemnified Person
                               -----------------
shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; provided, that the failure of any
                                          --------
Indemnified Person to give notice as required by this Section 5.04 shall not relieve the Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by such Indemnified Person.

        (b) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third-Party Claim, provided that the Indemnifying Party must confirm in writing that it agrees that the Indemnified Person is entitled to indemnification hereunder in respect of such Third-Party Claim. Within 30 days of the receipt of notice from an Indemnified Person in accordance with
Section 5.04(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnified Person of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify the Indemnified Person of its election within 30 days after receipt of such notice from the Indemnified Person, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim), and such Indemnified Person shall cooperate in the defense or settlement or compromise of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnified Person of its election to assume responsibility for a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnified Person under this

Article V for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnified Person in connection with the defense thereof; provided, that if the defendants in any
                                     --------
such claim include both the Indemnifying Party and one or more Indemnified Persons and in such Indemnified Persons' reasonable judgment a conflict of interest between such Indemnified Persons and such Indemnifying Party exists in respect of such claim, such Indemnified Persons shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for a Third-Party Claim (which election may be made only in the event of a good faith dispute that a claim was inappropriately tendered under Section 5.01 or 5.02, as the case may
be) such Indemnified Person may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim. Notwithstanding the foregoing, an Indemnified Person may not settle or compromise any claim without prior written notice to the Indemnifying Party, which shall have the option within ten days following the receipt of such notice (i) to disapprove the settlement and assume all past and future responsibility for the claim, including reimbursing the Indemnified Person for prior expenditures in connection with the claim, or (ii) to disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnified Person elects to proceed therewith, or (iii) to approve the amount of the settlement, reserving the Indemnifying Party's right to contest the Indemnified Person's right to indemnity, or (iv) to approve and agree to pay the settlement. In the event the Indemnifying

Party makes no response to such written notice from the Indemnity, the Indemnifying Party shall be deemed to have elected option (ii).

        (c) If an Indemnifying Party chooses to defend or to seek to compromise any Third-Party Claim, the Indemnified Person shall make available to such Indemnifying Party any personnel and any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense.

        (d) Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnified Person to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 15 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15-day period or rejects such claim in whole or in part, such Indemnified Person shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

        (e) In addition to any adjustments required pursuant to Section 5.03, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnified Person to the Indemnifying Party.

        (f) In the event of payment by an Indemnifying Party to any Indemnified Person in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Person as to any events or circumstances in respect of which such Indemnified Person may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other party that may be liable. Such Indemnified Person shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

        Section 5.05. Remedies Cumulative.
                      -------------------

        The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnified Person of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

        Section 5.06. After-Tax Indemnification Payments.
                      ----------------------------------

        Except as otherwise expressly provided herein or in a Related Agreement, any indemnification payment made by any Indemnifying Party under this Article V shall be computed by taking into account the value of any and all applicable deductions, losses, credits, offsets or other items for Federal, State or other Tax purposes attributable to the payment of the Indemnified Losses by the Indemnified Person attributable to receipt of the indemnification payment.

        Section 5.07. Survival of Indemnities.
                      -----------------------

        The obligations of each of Franchising and Choice under this Article V shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Loss of the other related to such assets, businesses or Liabilities.

                                      VI.
                          CERTAIN ADDITIONAL MATTERS
                          --------------------------

        Section 6.01. Franchising Board.
                      -----------------

        Franchising and Choice shall take all as officers and directors of Franchising those persons named in the Form 10 (as may be altered or supplemented prior to the date hereof by the Choice Board and the Franchising Board) to constitute, effective as of the Distribution Date, the officers and the directors of Franchising.

        Section 6.02. Resignations; Choice Board.
                      --------------------------
        (a) Franchising shall cause all of its directors and Franchising Group Employees to resign, effective as of the Distribution Date, from all boards of directors or similar governing bodies of Choice or any of the Real Estate Group Subsidiaries on which they serve, and from all positions as officers or employees of Choice or any of the Real Estate Group Subsidiaries in which they serve, except that (i) Stewart Bainum, Stewart Bainum Jr., and Frederick V. Malek each shall serve as a director of both Franchising and Choice and (ii) Stewart Bainum, Jr. shall also serve as Chairman of the board of directors of Franchising and of Choice. Choice shall cause all of its directors and the Real Estate Group Employees to resign from all boards of directors or similar governing bodies of Franchising or any of the Franchising Group Subsidiaries on which they serve, and from all positions as officers or employees of Franchising or any of the Franchising Group Subsidiaries in which they serve, except to the extent specified in the preceding sentence.

        Section 6.03. Certificate and Bylaws.
                      ----------------------

        (a) On or prior to the Distribution Date, Franchising shall adopt the Franchising Certificate and the Franchising Bylaws, and shall file the Franchising Certificate with the Secretary of State of the State of Delaware. Choice shall provide all necessary shareholder approvals for the Franchising Certificate prior to the filing of the Franchising Certificate with the Secretary of State of the State of Delaware.

        (b) On or prior to the Distribution Date, Choice shall obtain all necessary corporate approvals (including the approval by the holders of Choice Common Stock) to the Choice Amended Certificate, and shall file the Choice Amended Certificate with the Secretary of State of the State of Delaware.

        Section 6.04.  Certain Post-Distribution Transactions.  Each of Choice
                       --------------------------------------
and Franchising shall, and shall cause each of their respective Subsidiaries to, comply in all material respects with each representation and statement made, or to be made, to any taxing authority in connection with the IRS Ruling or any other ruling obtained, or to be obtained, by Choice and Franchising acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement.

        Section 6.05. Sales and Transfer Taxes.
                      ------------------------

        Choice and Franchising agree to cooperate to determine the amount of sales, transfer or other taxes or fees, including, without limitation, all real estate, patent, trademark and transfer taxes and recording fees payable in connection with the transactions contemplated by the Agreement (the "Transaction Taxes"). Choice agrees to file promptly and timely the returns for such Transaction Taxes and Franchising will join in the execution of any such tax returns or other documentation. Payment of all such Transaction Taxes shall be the responsibility of Choice.

                                     VII.
                      ACCESS TO INFORMATION AND SERVICES

        Section 7.01. Provision of Corporate Records.
                      ------------------------------
        (a) Except as may otherwise be provided in a Related Agreement, Choice shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at Franchising's cost) to Franchising of the Franchising Books and Records in its possession, except to the extent such items are already in the possession of Franchising or a Franchising Group Subsidiary. The Franchising Books and Records shall be the property of Franchising, but shall be available to Choice for review and duplication until Choice shall notify Franchising in writing that such records are no longer of use to Choice.

        (b) Except as may otherwise be provided in a Related Agreement, Franchising shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at Choice's cost) to Choice of the Choice Books and Records in its possession, except to the extent such items are already in the possession of Choice. The Choice Books and Records shall be the property of Choice, but the Choice Books and Records that reasonably relate to the Franchising Group Business shall be available to Franchising for review and duplication until Franchising shall notify Choice in writing that such records are no longer of use to Franchising.

        Section 7.02. Access to Information.
                      ---------------------

        Except as otherwise provided in a Related Agreement, from and after the Distribution Date, Choice shall afford to Franchising and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information relating to pre-Distribution operations (collectively, "Information") within Choice's possession insofar as such
                -----------
access is reasonably required by Franchising for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Similarly, except as otherwise provided in a Related Agreement, Franchising shall afford to Choice and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Franchising's possession, insofar as such access is reasonably required by Choice for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Information may be requested under this Article VII for the legitimate business purposes of either party, including without limitation, audit, accounting, claims (including claims for indemnification hereunder), litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. The parties hereby agree that Franchising shall also grant to Choice reasonable access to the computer systems maintained by Franchising after the Distribution that contain data and other information reasonably related to the Real Estate Group Assets or the Real Estate Group Business, for purposes of review and retrieval of such data (including the generation of reports containing such data).

        Section 7.03. Production of Witnesses.
                      -----------------------

        At all times from and after the Distribution Date, each of Franchising and Choice shall use reasonable efforts to make available to the other, upon written request, its and its

Subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

        Section 7.04. Reimbursement.
                      -------------

        Except to the extent otherwise contemplated in any Related Agreement, a party providing Information or witnesses to the other party under this Article VII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments of such amounts, relating to supplies, disbursements and other out-of-pocket expenses (at cost) and direct and indirect expenses of employees who are witnesses or otherwise furnish assistance (at cost), as may be reasonably incurred in providing such Information or witnesses.

        Section 7.05. Retention of Records.
                      --------------------

        Except as otherwise required by law or agreed to in a Related Agreement or otherwise in writing, each of Franchising and Choice may destroy or otherwise dispose of any of the Information, which is material Information and is not contained in other Information retained by the other, only after the tenth anniversary of this Agreement, provided that, prior to such destruction or disposal, (a) it shall provide no less than 90 or more than 120 days prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

        Section 7.06. Confidentiality.
                      ---------------

        Each of Choice and its Subsidiaries on the one hand, and Franchising and its Subsidiaries on the other hand, shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information has been (i) in the public domain through no fault of such party or (ii) later lawfully acquired from other sources by such party), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, rating agencies, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as reasonably advised by its counsel, by other requirements of law, or unless such Information is reasonably required to be disclosed in connection with (x) any litigation with any third-parties or litigation between the Real Estate Group and the Franchising Group, (y) any contractual agreement to which the Real Estate Group or the Franchising Group are currently parties, or (z) in exercise of either party's rights hereunder.

        Section 7.07. Privileged Matters.
                      ------------------

        Franchising and Choice recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of both the Real Estate Group and the Franchising Group and that both the Real Estate Group and the Franchising Group should be deemed to be the client for the purposes of asserting all Privileges. To allocate the interests of each party in the Privileged Information, the parties agree as follows:

        (a) Choice shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Real Estate Group, whether or not the Privileged Information is in the possession of or under the control of Choice or Franchising. Choice shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting Real Estate Group Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Choice, whether or not the Privileged Information is in the possession of or under the control of Choice or Franchising.

        (b) Franchising shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Franchising Group, whether or not the Privileged Information is in the possession of or under the control of Choice or Franchising. Franchising shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting Franchising Group Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Franchising, whether or not the Privileged Information is in the possession of or under the control of Choice or Franchising.

        (c) Franchising and Choice agree that they shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions in this Section 7.07, with respect to all Privileges not allocated pursuant to the terms of Sections 7.07(a) and (b). All Privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both Franchising and Choice or in respect of which both Franchising and Choice retain any responsibility or liability under this Agreement, shall be subject to a shared Privilege .

        (d) No party may waive any Privilege which could be asserted under any applicable law, and in which the other party has a shared Privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties or as provided in subsection
(e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after written notice upon the other party requesting such consent.

        (e) In the event of any litigation or dispute between a member of the Real Estate Group and a member of the Franchising Group, either party may waive a Privilege in which the other party has a shared Privilege, without obtaining the consent of the other party, provided that such waiver of a shared Privilege shall be effective only as to the use of Information with respect to the litigation or dispute between the Real Estate Group and the Franchising Group, and shall not operate as a waiver of the shared Privilege with respect to third-parties.

        (f) If a dispute arises between the parties regarding whether a Privilege should be waived to protect or advance the interest of either party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other party, and shall not unreasonably withhold consent to any request for waiver by the other party. Each party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

        (g) Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a shared Privilege or as to which the other party has the sole right hereunder to assert a Privilege, or if any party obtains knowledge that any of its current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 7.07 or otherwise to prevent the production or disclosure of such Privileged Information.

        (h) The transfer of the Franchising Books and Records and the Choice Books and Records and other Information between Choice and its Subsidiaries and Franchising and its Subsidiaries is made in reliance on the agreement of Franchising and Choice, as set forth in Sections 7.06 and 7.07, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to information being granted pursuant to Sections 7.01 and 7.02 hereof, the agreement to provide witnesses and individuals pursuant to Section 7.03 hereof and the transfer of Privileged Information between Choice and its Subsidiaries and Franchising and its Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.


                                     VIII.
                                   INSURANCE
                                   ---------

        Section 8.01 Policies and Rights Included Within the Franchising
                     ---------------------------------------------------
                     Group Assets.
                     -------------

        Without limiting the generality of the definition of the Franchising Group Assets or the effect of Section 2.01, the Franchising Group Assets shall include any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the Franchising Group, to the extent any claim is made against Franchising or any of its Subsidiaries and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies; provided, however, that nothing in this clause be deemed to
          --------  -------
constitute (or to reflect) the assignment of the Shared Policies, or any of them, to Franchising.

        Section 8.02. Policies and Rights Included Within the Real Estate
                      ---------------------------------------------------
                      Group Assets.
                      ------------

        Without limiting the generality of the definition of the Real Estate Group Assets or the effect of Section 2.01, the Real Estate Group Assets shall include any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the Real Estate Group or, to the extent any claim is made against Choice or any of its Subsidiaries and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies; provided,
                                                                --------
however, that nothing in this clause shall be deemed to constitute (or to
-------
 reflect) the assignment of the Shared Policies, or any of them, to Choice.

        Section 8.03. Administration and Reserves.
                      ---------------------------
        (a) Notwithstanding the provisions of Article III, but subject to any contrary provisions of any Related Agreement, from and after the Distribution
Date:
                (i) The parties each recognize that Manor Care shall be responsible for (pursuant to the Amended Risk Management Services Agreement) the insurance administration of the Shared Policies; provided, that the administration of the Shared Policies by
          --------
          Manor Care is in no way intended to limit, inhibit, or preclude any right to insurance coverage for any Insured Claim of a named insured under the Shared Policies including, but not limited to, Franchising or any of its Subsidiaries or Affiliates;

                (ii) Franchising shall be entitled to any reserves established by Choice or any of its Subsidiaries, or the benefit of reserves held by any insurance carrier, with respect to the Franchising Group Liabilities; and

                (iii) Choice shall be entitled to any reserves established by Franchising or any of its Subsidiaries, or the benefit of reserves held by any insurance carrier, with respect to the Real Estate Group Liabilities.

        (b) Insurance Premiums.
            ------------------

                (i) Franchising shall have the right but not the obligation to pay the premiums, to the extent that Choice does not pay premiums with respect to Real Estate Group Liabilities (retrospectively-rated or otherwise), with respect to Shared Policies as required under the terms and conditions of the respective Policies, whereupon Choice shall forthwith reimburse Franchising for that portion of such premiums paid by Franchising as are attributable to the Real Estate Group Liabilities.

                (ii) Choice shall have the right but not the obligation to pay the premiums, to the extent that Franchising does not pay premiums with respect to Franchising Group Liabilities (retrospectively-rated or otherwise), with respect to Shared Policies as required under the terms and conditions of the respective Policies, whereupon Franchising shall forthwith reimburse Choice for that portion of such premiums paid by Choice as are attributable to the Franchising Group Liabilities.

        (c)  Allocation of Insurance Proceeds.  Insurance Proceeds received
             --------------------------------
with respect to claims, costs and expenses under the Policies shall be paid to Franchising with respect to the Franchising Group Liabilities and to Choice with respect to the Real Estate Group Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from the liability policies will be made to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Policies are exceeded, the parties agree to provide an equitable allocation of Insurance Proceeds received after the Distribution Date based upon their respective bona fide claims taking into account their relative contributions towards premiums and the Insurance Proceeds used by each party to satisfy Insured Claims. The parties agree to use their best efforts to cooperate with respect to insurance matters.

        (d) Notwithstanding anything contained herein, Franchising or an appropriate Franchising Group Subsidiary assumes responsibility for and shall pay to the appropriate insurance carriers or otherwise any premiums, retrospectively rated premiums, defense costs, indemnity payments, deductibles, retentions or other charges as appropriate (collectively "Insurance Charges") whenever arising, which become due and payable upon the terms and conditions of any applicable Policy in respect of any Insured Claims against Franchising or a Franchising Group Subsidiary for charges which relate to the period before the Distribution Date. In the event that Franchising or a Franchising Group Subsidiary fails to pay any insurance charges when due and payable, whether at the request of the party entitled to payment or upon demand by Choice or a Real Estate Group Subsidiary, Choice or a Real Estate Group Subsidiary may (but shall not be required to) pay such Insurance Charges for and on behalf of Franchising or a Franchising Group Subsidiary and thereafter Franchising or a Franchising Group Subsidiary shall forthwith reimburse Choice or such Real Estate Group Subsidiary for such payment.


        (e) Notwithstanding anything contained herein, Choice or an appropriate Real Estate Group Subsidiary assumes responsibility for and shall pay to the appropriate insurance carriers or otherwise any Insurance Charges whenever arising, which become due and payable upon the terms and conditions of any applicable Policy in respect of any Insured Claims against Choice or a Real Estate Group Subsidiary for charges which relate to the period before the Distribution Date. In the event that Choice or a Real Estate Group Subsidiary fails to pay any Insurance Charges when due and payable, whether at the request of the party entitled to payment or upon demand by Franchising or a Franchising Group Subsidiary, Franchising or a Franchising Group Subsidiary may (but shall not be required to) pay such Insurance Charges for and on behalf of Choice or a Real Estate Group Subsidiary and thereafter Choice or a Real Estate Group Subsidiary shall forthwith reimburse Franchising or such Franchising Group Subsidiary for such payment.

        Section 8.04.  Agreement for Waiver of Conflict and Shared Defense.
                       ---------------------------------------------------

        In the event that Insured Claims of both Franchising and Choice exist relating to the same occurrence, Franchising and Choice agree to jointly defend and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this paragraph shall be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.


                                      IX.
                                 MISCELLANEOUS
                                 -------------

        Section 9.01. Complete Agreement; Construction.
                      --------------------------------

        This Agreement, including the Schedules and Exhibits and the Related Agreements and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Related Agreements, then the Related Agreements shall control.

        Section 9.02. Tax Sharing Agreement; After-Tax Payments.
                      -----------------------------------------

        (a) Other than as provided in this Section 9.02 and Sections 5.06 and 6.05, this Agreement shall not govern any Tax matter, and any and all claims, losses, damages, demands, costs, expenses, liabilities, refunds, deductions, write-offs, or benefits relating to Taxes shall be exclusively governed by the Tax Sharing Agreement or the Tax Administration Agreement.

        (b) If, at the time Franchising is required to make any payment to Choice under this Agreement, Choice owes Franchising any amount under the Tax Sharing Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess. Similarly, if, at the time Choice is required to make any payment to Franchising under this Agreement, Franchising owes Choice any amount under the Tax Sharing Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess.

        Section 9.03. Expenses.
                      --------

        Except as specifically provided in this Agreement or in a Related Agreement, all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement shall be paid by the party incurring the expense. In addition, it is understood and agreed that Franchising shall pay the legal, filing, accounting, printing and other accountable and out-of-pocket expenditures in connection with the preparation, printing and filing of the Form 10 and the Proxy Statement. For purpose of this
Section 9.03, any Dispute shall be resolved in accordance with Section 9.14 hereof.

        Section 9.04. Governing Law.
                      -------------

        This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of laws thereof.

        Section 9.05. Notices.
                      -------

        All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

        To Franchising:

        Choice Hotels Franchising, Inc.
        10770 Columbia Pike
        Silver Spring, Maryland  20901
        Attention:  General Counsel


        To Choice:

        Choice Hotels International,. Inc.
        10750 Columbia Pike
        Silver Spring, Maryland  20901
        Attention:  General Counsel


        Section 9.06. Amendments.
                      ----------

        This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

        Section 9.07. Successors and Assigns.
                      ----------------------

        This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

        Section 9.08. Termination.
                      -----------

        This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Choice Board without the approval of Franchising's or of Choice's stockholders. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement.

        Section 9.09. Subsidiaries.
                      ------------

        Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

        Section 9.10. No Third-Party Beneficiaries.
                      ----------------------------

        Except for the provisions of Article V relating to Indemnities, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third-parties any remedy, claim, claim of action or other right in excess of those existing without reference to this Agreement.

        Section 9.11. Titles and Headings.
                      -------------------

        Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        Section 9.12. Exhibits and Schedules.
                      ----------------------

        The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

        Section 9.13. Legal Enforceability.
                      --------------------

        Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

        Section 9.14. Arbitration of Disputes.
                      -----------------------

        (a) Any dispute, controversy or disagreement ("Dispute") between the Parties related to the obligations of the parties under this Agreement in respect to which an amicable resolution cannot be reached shall be submitted for mediation to a committee made up of an equal number of non-common members of each company's Board of Directors ("Committee"). If the parties are unable to reach an amicable resolution of a Dispute within thirty days after submission to the Committee, then, to the maximum extent allowed by law, the Dispute shall be submitted and resolved by final and binding arbitration in Baltimore, Maryland administered by JAMS-Endispute in accordance with JAMS-Endispute's rules of practice then in effect or such other procedures as the parties may agree upon; provided, however, that any party may seek injunctive relief and enforcement of any award rendered pursuant to the arbitration provisions of this Section 9.14 by bringing a suit in any court of competent jurisdiction. Any award issued as a result of such arbitration shall be final and binding between the parties thereto and shall be enforceable by any court having jurisdiction over the party against whom enforcement was sought and application may be made to such court for judicial acceptance of the award and order of enforcement. The fees and expenses of arbitration (including reasonable attorneys' fees) shall be paid by the party that does not prevail in such arbitration.

        (b)  Attorneys' Fees.  If any party to this Agreement brings an action
             ---------------
to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.
        (c) Nothing contained in this Section 9.14 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement or (ii) for specific enforcement of this Section 9.14. The parties agree that any legal remedy available to a party with respect to a breach of this Section 9.14 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 9.14.
        (d) The Parties hereby consent to the jurisdiction of the federal courts located in the State of Maryland for all purposes under this Agreement.
        (e) Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by law.

        Section 9.15. Prompt Payment.
                      --------------

        Where the terms of this Agreement require payment of an amount "as promptly as possible," "as soon as practicable," or "as soon as possible," following a specified event, occurrences or date, such payment shall be made within five (5) business days of such event, occurrence or date.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                CHOICE HOTELS INTERNATIONAL, INC.


                                By: /s/ Edward A. Kubis
                                   ------------------------------

                                Title: Senior Vice President
                                      ---------------------------



                                CHOICE HOTELS FRANCHISING, INC.


                                By: /s/ Michael J. DeSantis
                                   ------------------------------

                                Title: Senior Vice President
                                      ---------------------------

                               INDEX OF EXHIBITS

Exhibit A      Employee Benefits Administration Agreement

Exhibit B      Employee Benefits Allocation Agreement

Exhibit C      Franchising Bylaws

Exhibit D      Franchising Certificate

Exhibit E      Noncompetition Agreement

Exhibit F      Omnibus Amendment and Guaranty

Exhibit G      Strategic Alliance Agreement

Exhibit H      Tax Administration Agreement

Exhibit I      Tax Sharing Agreement

                                 SCHEDULE 1.01

                                CMBS Properties
                                ---------------

Clarion Hotel                                 Comfort Inn
3101 Airport Blvd.                            1901 Palm Beach Lake Blvd.
Mobile, AL 36606                              West Palm Beach, FL 33409

Comfort Inn - TurfParadise                    Comfort Inn
1711 West Bell Road                           5990 Western Hills Drive
Phoenix, AZ 85023                             Norcross, GA 30071

Rodeway Inn Airport E                         Comfort Inn University
1550 S. 52nd Street                           2445 S. Acadian
Tempe, AZ 85281                               Baton Rouge, LA 70808

Econo Lodge                                   Comfort Suites
1520 N. 84th Drive                            106 Bank Road
Tolleson, AZ 85353                            Haverhill, MA 01832

Quality Inn Airport                           Quality Inn
5249 W. Century Blvd.                         40455 Ann Arbor Road
Los Angeles, CA 90045                         Plymouth, MI 48170

Quality Suites                                Comfort Inn
1050 E. Newport Center Dr.                    1492 U.S. 31 North
Deerfield Beach, FL 33442                     Traverse City, MI 49684

Comfort Suites                                Comfort Inn Westport
1040 E. Newport Center Dr.                    12031 Lackland Road
Deerfield Beach, FL 33442                     St. Louis, MO 63146

Quality Inn Southpoint                        Quality Inn and Suites - Crown Pl.
4660 Salisbury Road                           2501 Sardis Road N
Jacksonville, FL 32256                        Charlotte, NC 28227

Comfort Inn & Suites                          Quality Suites
5301 N.W. 36th                                440 Capital Blvd.
Miami Springs, FL 33166                       Raleigh, NC 27604

Comfort Inn                                   Comfort Inn
830 Lee Road                                  5345 Broadmoor NW
Orlando, FL 32810                             Canton, OH 44709

Comfort Inn                                   Quality Inn Midvalley
9011 Fields Ertel Road                        4465 S. Century Drive
Cincinnati, OH 45249                          Salt Lake, UT 84123

Comfort Inn                                   Quality Hotel
17550 Rosborough Drive                        1190 N. Courthouse Road
Middleburg Hts, OH 44130                     Arlington, VA 22201

Comfort Inn                                   Quality Inn
1200 Mae Street                               8008 West Broad Street
Hershey, PA 17036                             Richmond, VA 23294

Quality Inn                                   Comfort Inn Tysons
3509 Clemson Blvd.                            1587 Springhill Road
Anderson, SC 29621                            Vienna, VA 22182

Comfort Inn Airport                           Clarion Hotel
5055 N. Arco Lane                             4453 Bonney Road
N. Charleston, SC 29418                       Virginia Beach, VA 23462

Comfort Inn
499 Piney Grove Road
Columbia, SC 29210

Comfort Inn
2 Tanglewood Drive
Hilton Head, SC 29928

Comfort Inn
104 Texas Avenue South
College Station, TX 77840

Comfort Inn DFW Arpt
8205 Esters Blvd.
Irving, TX 75063

Sleep Inn
4801 E. Plano Pkwy.
Plano, TX 75093

Clarion Hotel
1981 N. Central Expwy.
Richardson, TX 75080

                                 SCHEDULE 2.07

                             RETAINED CASH ACCOUNTS
                             ----------------------


Entity        Brand                    Location                             Bank Name                          Description
------        -----                    --------                             ---------                          -----------
1          Clarion                  Mobile, AL                          Compass Bank                  Local Hotel Depository Account
2          Comfort Inn              Phoenix, AZ                         Bank One Arizona              Local Hotel Depository Account
3          Rodeway Inn              Phoenix (Tempe), AZ                 Wells Fargo                   Local Hotel Depository Account
4          Econo Lodge              Phoenix (Tolleson), AZ              Wells Fargo                   Local Hotel Depository Account
5          Quality Hotel            Los Angeles, CA                     Bank of America               Local Hotel Depository Account
6 & 7      Comfort Suites
            & Quality Suites        Deerfield Beach, FL                 Nationsbank                   Local Hotel Depository Account
8          Quality Inn              Jacksonville, FL                    First Union                   Local Hotel Depository Account
                                                                        National Bank of Florida      Local Hotel Depository Account
9          Comfort Inn & Suites     Miami, FL                           Nationsbank                   Local Hotel Depository Account
10         Comfort Inn              Orlando, FL                         Nationsbank                   Local Hotel Depository Account
11         Comfort Inn              West Palm Beach, FL                 Nationsbank                   Local Hotel Depository Account
12         Comfort Inn              Atlanta (Norcross), GA              Nationsbank                   Local Hotel Depository Account
13         Comfort Inn              Baton Rouge, LA                     Unions Planters               Local Hotel Depository Account
14         Comfort Inn Suites       Boston (Haverhill), MA              Fleet Bank                    Local Hotel Depository Account
15         Quality Inn              Detroit (Plymouth), MI              First of America              Local Hotel Depository Account
16         Comfort Inn              Traverse City, MI                   Old Kent Bank                 Local Hotel Depository Account
17         Comfort Inn              St. Louis, MO                       Nationsbank                   Local Hotel Depository Account
18         Quality Inn & Suites     Charlotte, NC                       Nationsbank                   Local Hotel Depository Account
19         Quality Suites           Raleigh, NC                         Nationsbank                   Local Hotel Depository Account
20         Comfort Inn              Canton, OH                          Key Bank                      Local Hotel Depository Account
21         Comfort Inn              Cincinnati, OH                      First National Bank           Local Hotel Depository Account
22         Comfort Inn              Cleveland, OH                       Key Bank                      Local Hotel Depository Account
23         Comfort Inn              Hershey, PA                         Fulton Bank                   Local Hotel Depository Account
24         Quality Inn              Anderson, SC                        Nationsbank                   Local Hotel Depository Account
25         Comfort Inn              Columbia, SC                        First Citizens                Local Hotel Depository Account
26         Comfort Inn & Suites     Hilton Head, SC                     Nationsbank                   Local Hotel Depository Account
27         Comfort Inn              North Charleston, SC                Nationsbank                   Local Hotel Depository Account
28         Comfort Inn              College Station, TX                 Nationsbank                   Local Hotel Depository Account
29         Comfort Inn              Dallas/Fort Worth (Irving), TX      Nationsbank                   Local Hotel Depository Account
30         Sleep Inn                Dallas (Plano), TX                  Nationsbank                   Local Hotel Depository Account
31         Clarion                  Dallas (Richardson), TX             Nationsbank                   Local Hotel Depository Account
32         Quality Inn              Salt Lake City, UT                  Zions Bank                    Local Hotel Depository Account
33         Quality Hotel            Arlington, VA                       Nationsbank                   Local Hotel Depository Account
34         Quality Inn              Richmond, VA                        Nationsbank                   Local Hotel Depository Account
35         Comfort Inn              Tyson's Corner (Vienna), VA         Nationsbank                   Local Hotel Depository Account
36         Clarion                  Virginia Beach, VA                  Nationsbank                   Local Hotel Depository Account

                                 Bank Name                                Type of Account
                                 ---------                                ---------------
                                Nationsbank                            Concentration Account
                                Nationsbank                            Investment Account

The additional accounts as outlined below have been established under the legal entity of First Choice Properties Corporation, but are not currently active.

                                 Bank Name                                Type of Account
                                 ---------                                ---------------
                                Nationsbank                            Beltway Management Payables
                                Nationsbank                            Beltway Management Payroll
                                Nationsbank                            Beltway Management Quickchecks